UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2020 (May 21, 2020)

MIRAGEN THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36483	47-1187261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 Lookout Rd. Boulder, CO	80301
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (720) 643-5200
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MGEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management
Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 21, 2020, Miragen Therapeutics, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”), for the following purposes:
•to elect seven nominees for director, each to serve until the next Annual Meeting of Stockholders and until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal;
•to ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020;
•to approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement;
•to indicate, on an advisory basis, the preferred frequency of stockholder votes on the compensation of the Company’s named executive officers; and
•to approve amendments to the Company’s certificate of incorporation, as amended, and authorize the Company’s Board of Directors, if in their judgment it is necessary, to select and file one such amendment to effect a reverse stock split of the Company’s Common Stock, at a ratio of between 1-for-3 and 1-for-20, inclusive, such ratio to be determined at the discretion of the Company’s Board of Directors.
Of the 53,077,348 shares outstanding as of the record date, 39,921,230 shares, or 75.2%, were present or represented by proxy at the 2020 Annual Meeting. At the 2020 Annual Meeting, each of William S. Marshall, Ph.D., Thomas E. Hughes, Ph.D., Kevin Koch, Ph.D., Joseph L. Turner, Arlene M. Morris, Jeffrey S. Hatfield and Christopher J. Bowden, M.D. was re-elected as a director of the Company. The stockholders of the Company ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2020. The stockholders of the Company approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement. The stockholders indicated, on an advisory basis, that the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers is every year. The stockholders approved amendments to the Company’s certificate of incorporation, as amended, and authorized the Company’s Board of Directors, if in their judgment it is necessary, to select and file one such amendment to effect a reverse stock split of the Company’s Common Stock, at a ratio of between 1-for-3 and 1-for-20, inclusive, such ratio to be determined at the discretion of the Company’s Board of Directors. The final voting results on each of the matters submitted to a vote of stockholders at the 2020 Annual Meeting were as follows:

		For	Withheld	Broker Non-Votes
1.	Election of Directors
	William S. Marshall, Ph.D.	18,184,927	317,602	21,418,701
	Thomas E. Hughes, Ph.D.	17,336,372	1,166,157	21,418,701
	Kevin Koch, Ph.D.	16,978,257	1,524,272	21,418,701
	Joseph L. Turner	18,039,699	462,830	21,418,701
	Arlene M. Morris	17,292,492	1,210,037	21,418,701
	Jeffrey S. Hatfield	17,972,830	529,699	21,418,701
	Christopher J. Bowden, M.D.	16,424,087	2,078,442	21,418,701

		For	Against	Abstentions
2.	Ratification of KPMG LLP as the independent registered public accounting firm for the Company’s fiscal year ending December 31, 2020	39,595,001	222,096	104,133

		For	Against	Abstentions	Broker Non-Votes
3.	Approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement	14,507,038	1,227,805	2,767,686	21,418,701

		Every One Year	Every Two Years	Every Three Years	Abstentions	Broker Non-Votes
4.	Indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers	18,199,631	48,423	148,905	105,570	21,418,701

		For	Against	Abstentions
5.	Approve amendments to the Company’s certificate of incorporation, as amended, and authorize the Company’s Board of Directors, if in their judgment it is necessary, to select and file one such amendment to effect a reverse stock split of the Company’s Common Stock, at a ratio of between 1-for-3 and 1-for-20, inclusive, such ratio to be determined at the discretion of the Company’s Board of Directors	35,259,880	4,362,603	298,747

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Miragen Therapeutics, Inc.

Date: May 22, 2020	By:	/s/ Jason A. Leverone
Jason A. Leverone
Chief Financial Officer, Treasurer, and Secretary